U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Profusa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3437271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

626 Bancroft Way, Suite A Berkeley, CA	94710
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, $0.0001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269417 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

EXPLANATORY NOTE

This Form 8-A filed by Profusa, Inc., a Delaware corporation (formerly known as NorthView Acquisition Corporation, the “Registrant”), replaces the Form 8-A that was filed by NorthView Acquisition Corporation on June 18, 2025. In connection with the consummation of a business combination between the Registrant and Profusa, Inc., a California corporation, on July 11, 2025, the Registrant changed its name from “NorthView Acquisition Corporation” to “Profusa, Inc.”

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, par value $0.0001 per share, of Profusa, Inc. (the “Registrant”). The description of the common stock set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-4 (File No. 333-269417), originally filed with the U.S. Securities and Exchange Commission on January 25, 2023, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Profusa, Inc.

By:	/s/ Fred Knechtel
Fred Knechtel
Chief Financial Officer

Dated: July 11, 2025

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